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                                                                      EXHIBIT 21



                           SUBSIDIARIES OF REGISTRANT



Name of Subsidiary                                                          State of Incorporation
------------------                                                          ----------------------
Krause's Sofa Factory                                                       California
(business operated under the names
 "Krause's Sofa Factory" and "Castro Convertibles")

KMC Enterprises, Inc.                                                       Delaware





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